NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 20, 2014 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2014 of $90,152,000, or $20.70 per diluted share. Net income and diluted earnings per share for its third quarter ended September 30, 2014 increased 9% and 17%, respectively, when compared to the 2013 third quarter. Consolidated revenues for the third quarter of 2014 totaled $1,203,166,000, a 1% increase from $1,188,967,000 for the comparable 2013 quarter.

For the nine months ended September 30, 2014, consolidated revenues were $3,116,530,000, 5% higher than the $2,969,115,000 reported for the same period of 2013. Net income for the nine months ended September 30, 2014 was $182,179,000, an increase of 8% when compared to the nine months ended September 30, 2013. Diluted earnings per share for the nine months ended September 30, 2014 was $40.59, an increase of 19% from $34.13 per diluted share for the comparable period of 2013.

Homebuilding

New orders in the third quarter of 2014 increased 23% to 2,936 units when compared to 2,381 units in the third quarter of 2013. The cancellation rate in the third quarter of 2014 was 16% compared to 19% in the third quarter of 2013 and 13% in the second quarter of 2014. Settlements in the third quarter of 2014 decreased 3% to 3,236 units when compared to the same period in 2013. The Company's backlog of homes sold but not settled as of September 30, 2014 increased on a unit basis by 10% to 6,231 units, and increased on a dollar basis by 14% to $2,360,730,000 when compared to September 30, 2013.

Homebuilding revenues for the three months ended September 30, 2014 totaled $1,185,160,000, 2% higher than the year earlier period. Gross profit margin in the third quarter of 2014 was 19.0% compared to 17.4% in the third quarter of 2013. Income before tax from the homebuilding segment totaled $136,511,000 in the 2014 third quarter, an increase of 14% when compared to the third quarter of 2013.

Mortgage Banking

Mortgage closed loan production of $803,125,000 for the three months ended September 30, 2014 was 15% higher than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2014 decreased 38% to $7,280,000, when compared to $11,803,000 reported for the same period of 2013.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Homebuilding:
Revenues	$ 1,185,160	$ 1,167,595	$ 3,068,427	$ 2,910,673
Other income	905	1,030	2,354	3,154
Cost of sales	(960,055)	(964,416)	(2,497,985)	(2,422,789)
Selling, general and administrative	(83,881)	(78,897)	(268,096)	(239,430)
Operating income	142,129	125,312	304,700	251,608
Interest expense	(5,618)	(5,525)	(16,895)	(16,214)
Homebuilding income	136,511	119,787	287,805	235,394

Mortgage Banking:
Mortgage banking fees	18,006	21,372	48,103	58,442
Interest income	1,373	1,396	3,382	3,398
Other income	240	218	493	509
General and administrative	(12,182)	(11,026)	(37,064)	(30,459)
Interest expense	(157)	(157)	(397)	(408)
Mortgage banking income	7,280	11,803	14,517	31,482

Income before taxes	143,791	131,590	302,322	266,876

Income tax expense	(53,639)	(48,655)	(120,143)	(98,210)

Net income	$ 90,152	$ 82,935	$ 182,179	$ 168,666

Basic earnings per share	$ 21.49	$ 18.08	$ 42.01	$ 35.01

Diluted earnings per share	$ 20.70	$ 17.67	$ 40.59	$ 34.13

Basic weighted average shares outstanding	4,196	4,588	4,336	4,817

Diluted weighted average shares outstanding	4,354	4,695	4,489	4,942

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)
	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 455,387	$ 844,274
Receivables	11,465	9,529
Inventory:
Lots and housing units, covered under
sales agreements with customers	837,626	568,831
Unsold lots and housing units	108,879	117,467
Land under development	55,668	41,328
Building materials and other	11,560	10,939
	1,013,733	738,565

Assets related to consolidated variable interest entity	6,232	7,268
Contract land deposits, net	283,579	236,885
Property, plant and equipment, net	46,365	32,599
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	5,710	6,747
Other assets	316,189	307,933
	2,180,240	2,225,380

Mortgage Banking:
Cash and cash equivalents	8,308	21,311
Mortgage loans held for sale, net	198,597	210,641
Property and equipment, net	6,459	4,699
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	12,125	16,770
	232,836	260,768

Total assets	$ 2,413,076	$ 2,486,148

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 227,936	$ 181,687
Accrued expenses and other liabilities	289,696	316,227
Liabilities related to consolidated variable interest entity	2,320	1,646
Non-recourse debt related to consolidated variable
interest entity	661	3,365
Customer deposits	119,423	101,022
Senior notes	599,143	599,075
	1,239,179	1,203,022

Mortgage Banking:
Accounts payable and other liabilities	22,503	21,774
	22,503	21,774

Total liabilities	1,261,682	1,224,796

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both September 30, 2014 and December 31, 2013	206	206
Additional paid-in-capital	1,299,533	1,212,050
Deferred compensation trust – 108,614 and
109,256 shares of NVR, Inc. common stock as of
September 30, 2014 and December 31, 2013, respectively	(17,333)	(17,741)
Deferred compensation liability	17,333	17,741
Retained earnings	4,787,736	4,605,557
Less treasury stock at cost – 16,388,669 and
16,121,605 shares at September 30, 2014
and December 31, 2013, respectively	(4,936,081)	(4,556,461)
Total shareholders' equity	1,151,394	1,261,352
Total liabilities and shareholders' equity	$ 2,413,076	$ 2,486,148

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,504	1,224	4,930	4,611
North East (2)	310	265	896	832
Mid East (3)	653	543	2,369	2,325
South East (4)	469	349	1,481	1,401
Total	2,936	2,381	9,676	9,169

Average new order price	$ 375.5	$ 367.9	$ 370.3	$ 355.9

Settlements (units)
Mid Atlantic (1)	1,650	1,700	4,321	4,331
North East (2)	276	264	780	714
Mid East (3)	827	890	2,012	2,205
South East (4)	483	488	1,277	1,242
Total	3,236	3,342	8,390	8,492

Average settlement price	$ 366.2	$ 349.2	$ 365.6	$ 342.7

Backlog (units)
Mid Atlantic (1)			3,319	2,963
North East (2)			611	551
Mid East (3)			1,389	1,272
South East (4)			912	870
Total			6,231	5,656

Average backlog price			$ 378.9	$ 367.3

Community count (average)	493	453	489	447
Lots controlled at end of period			68,500	61,500

Mortgage banking data:
Loan closings	$ 803,125	$ 695,930	$ 1,951,682	$ 1,816,146
Capture rate	86%	79%	83%	82%

Common stock information:
Shares outstanding at end of period			4,166,661	4,546,902
Number of shares repurchased	53,988	154,696	371,727	454,782
Aggregate cost of shares repurchased	$ 61,989	$ 140,830	$ 409,436	$ 435,809

(1) Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2) New Jersey and eastern Pennsylvania
(3) New York, Ohio, western Pennsylvania, Indiana and Illinois
(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, Office: (703) 956-4058